Exhibit 99.1

                        Advanced Technologies Group. Ltd.
                              32 Broadway 3rd Floor
                              New York, N.Y. 10004
                         888.367.3912 Fax: 212-968-7238
                                www.atgworld.com


December 3, 2006

Messrs. Arkady Starikovsky and Genady Furman
Dialog International Inc.
2115 Linwood Avenue
Ft. Lee, New Jersey 07024

Re: Proposed Acquisition of Dialog International, Inc. (hereinafter "Dialog", or "Acquiree") by Advanced Technologies Group, Ltd. (hereinafter "ATG")

Dear Messrs. Starikovsky and Furman:

This Letter sets forth the principal terms of the understanding between ATG and Dialog concerning the exchange of all the issued and outstanding capital stock of Dialog for the issuance of a number of shares of ATG's Common Stock as shall be computed by the formula set forth herein below (the "Exchange Shares"). This Letter is not a binding contract, and is subject to execution of a formal Acquisition Agreement (the `Agreement) It is agreed that the Agreement shall embody the terms and conditions set forth herein, as well as such additional terms and provisions as are usual and customary to agreements of the nature contemplated hereby.

The parties understand and agree as follows:

1. Dialog currently owns, or by the Closing Date shall own, not less than FIFTY-ONE (51%) PER GENT of the total issued and outstanding capital stock of OAO Star Galaxy. Inc., a corporation formed under the laws of the Russian Federation, which, in turn owns ONE HUNDRED (100%) PER CENT of the total issued and outstanding capital stock of COO Star Galaxy Managing Company, Inc., a corporation formed under the laws of the Russian Federation, and ZAO Aires. Inc., a corporation formed under the laws of the Russian Federation, which operates a number of entertainment centers in Russia, and has certain other activities, all as more specifically described in the business plan delivered, or to be delivered, to the Company (the "Star Operation") and the parties understand and agree that the Dialog Operations shall continue to be operated exclusively by Dialog's present management team (the "Dialog Management") and shall be operated
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     according  to the terms and  conditions  set forth in the  Agreement  which terms and conditions shall survive the closing of the contemplated acquisition.

2. Dialog is a corporation duly organized. validly existing and a Certificate of incorporation is issued pursuant to the provisions of the applicable laws of the State of Delaware and a majority of the issued and outstanding shares of common stock of Dialog are owned by you. Dialog continues to be a corporation in good standing under the laws of its incorporation. None of Dialog's securities are qualified to trade in any public market either in the United States or elsewhere.

3. ATG is a corporation duly organized, validly existing by virtue of the laws of Nevada. ATG has the subsidiaries and other business interests as have been or may be described in the Agreement. ATG is in good standing under the laws thereof. The authorized capital stock of ATG consists of 100,000,000 Shares of Common Stock, $.0001 par value per Share: 100,000,000 Shares of Series A, 13% Cumulative Convertible Preferred Stock: and 7.000,000 Shares of Series B. 6% cumulative Convertible Preferred Stock. As of January 31, 2006, there were 17,263,140 shares of Common Stock issued and outstanding; 880,566 Shares of Series A Preferred Stock outstanding, with each such share convertible into 1 share of Common Stock; and 1,713,598 Shares of Series B Preferred Stock outstanding, with each such share convertible into 1 share of Common Stock. In addition, ATG also had outstanding as of January 31, 2006, 2,898.158 common Stock Purchase Warrants, each granting the holder the right to purchase one additional share of Common Stock at an exercise price of $5.00 per Share. ATG has taken all requisite corporate action required under its Certificate of Incorporation, Bylaws and/or the laws of the State of Nevada. to the extent necessary to enter into this Agreement and carry out the terms and conditions to be performed by it. Further, there exist no other agreements. options tights or instruments that would require or permit ATG to issue any additional securities of any class to any person or entity, except as otherwise specified in the Agreement.

4. The parties desire and intend to enter into a transaction whereby ATS will acquire 100% of the issued and outstanding securities of Dialog in exchange for Exchange Shares. At the Closing of the transaction contemplated herein. ATG will cause to be issued to the shareholders of Dialog (the "Shareholders") the Exchange Shares in exchange for all of the issued and outstanding shares of Dialog. The Exchange Shares shall be issued to the Shareholders in proportion to their ownership of the Dialog shares being exchanged. If actual certificates are not available ATG shall deliver irrevocable instructions to its transfer agent to issue the Exchange Shares.

5. The method of determination of the initial number of Exchange Shares to be issued by ATG will be determined via separate agreement and parties

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     hereby  agree  to set  the  formula  prior  to the  execution  of a  formal
     Acquisition Agreement (the "Agreement")- As an example below is listed one of the possible forrnulas

          Initial exchange Shares = (2 x Dialog's Gross 2006 Revenues) + Dialog's Net Tangible Assets at December 31. 2006. with one Exchange Share being issued for each dollar.

6. The parties confirm their understanding and intent that With respect to the initial Exchange Shares deliverable at the Closing hereof. all of such Exchange Shares shall be issued so that the Shareholders shall have all the rights and entitlements of shareholders of ATG, but certificates representing 50% therefore shall be held in escrow by an escrow agent acceptable to all parties pursuant to a separate Escrow Agreement (the "Dialog Escrow Shares") pending the re-calculation of the Exchange Shares as discussed below.

7. The parties understand and agree that the number of Exchange Shares shall be re-calculated at the end of 2008 based upon the audited financial statements of Dialog for its 2008 fiscal year and an appropriate adjustment to the number of Exchange Shares issueable shall then be made either positively or negatively based upon Dialog's financial results at that time. according to the following formula

          Final Exchange Shares = [(2 x Dialog's Gross 2008 Revenues) + Dialog's Net Tangible Assets at December 31. 2008] x Total Dialog Percentage of Company Operations;

     Total Dialog Percentage of Company Operations are equal to the actual percentage of total net operating revenues attributable to Dialog and shall be computed based upon the total Net Operating Revenues of both the Dialog and of the PromotionStat as shall be determined by the Company's independent certified public accountants as of December 31, 2008 (or in the case of PromotionStat. as of January 31, 2009, based upon its current fiscal year end).

8. The Exchange Shares will be subject to satisfaction of the registration requirements under the Securities Act of 1933. as amended (the Act) and confirmation that the transaction does not otherwise violate the Act or the laws of any state having jurisdiction over either Acquiree or ATG. The Exchange Shares will be "restricted securities" as that term is defined under the Act and appropriate legends will be placed upon the certificates representing the Exchange Shares and appropriate stop transfer instructions shall be placed against them on the transfer books of ATG. Shareholders shall each execute and deliver to ATG an Investment Letter for the Exchange Shares in form and content satisfactory to Counsel for ATG.

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9.   This  exchange is intended  to qualify as a tax-free  reorganization  under
     Section 368 of the internal Revenue Code so that the Exchange Shares will be received by the Shareholders on a tax-free, or tax-deferred basis

10. Effective the closing date of the proposed transaction, the Board of Directors of Alt shall be expanded to seven (7) members which shall consist of the three existing directors of ATG plus four additional directors that shall be nominated by the present shareholders of Dialog.

11. It is expressly understood and agreed that if approval of the Agreement requires the affirmative consent of shareholders, both Dialog and ATG shall obtain such consent prior to the Closing Date. The officers and directors of both Dialog and ATG agree that they will take all action necessary to secure such consent prior to the Closing Dates. Further, such officers and directors hereby irrevocably commit they shall vote any shares of their respective companies owned by them in favor of the proposed transaction

12. With respect to the separate operations of both Dialog and PromotionStat, it is understood and agreed that all operational decisions relating to such companies shall be determined by the separate boards of directors of each such subsidiary without interference by the directors of the other subsidiary. In the event that the Board of Directors of ATG shall at any time decide to take any action that may affect the operations or separate assets of either subsidiary company then, in such event such action shall require the unanimous affirmative vote of the entire Board of Directors.

13. The patties acknowledge that ATG may be required to make an appropriate disclosure of the fact and pendency of the present negotiations between Dialog and ATG and of the general provisions of this Letter. Such disclosure is, or may, be required in order to comply with applicable state or federal securities laws. The parties hereto expressly consent to such disclosure pursuant to the reasonable direction of ATG and its counsel upon and after consultation with Dialog regarding the nature and extent of such disclosure.

14. The parties understand and agree that the following additional conditions shall be conditions precedent to be met before a Closing of the transaction contemplated hereby:

     a. Dialog shall deliver to ATG audited financial statements for each of the two most recent fiscal years since its inception or such lesser period if it has not been in existence for less than two years. Such financial statements shall be presented in conformity with generally accepted accounting practices and specifically conforming with the requirements of Regulation S-B, S-K and/or S-X, as such may be applicable under the Securities Act of 1934, as amended. In the

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          event that  between the date of this letter and the Closing  Date,  as defined in the Agreement Dialog shall have passed the end of its fiscal year then the financial statements referred to herein shall be audited statements for such newly concluded year as part of Dialog's obligation hereunder. Dialog agrees to authorize its independent
          accountants   and  other  employees  to  cooperate  fully  with  ATG's
          employees, accountants and attorneys and to disclose all information relevant to either the financial statements provided hereunder or to ATG's due diligence investigation of Dialog.

     b. Dialog shall deliver to ATG copies of its Articles of Incorporation and By-Laws, including all amendments thereto and a certificate of good standing in its state of incorporation and all other states where it is required to be authorized to do business. All such certificates shall be dated within 30 days of the Closing Date.

     c. ATG shall deliver to Dialog copies of ifs Articles of incorporation and By-Laws, including all amendments thereto and a certificate of good standing in its jurisdiction of incorporation and alt other states wherein it is required to be authorized to do business. All such certificates shall be dated within 30 days of the Closing Date.

     d. Such other opinions and documents as may be required by the formal Agreement contemplated by this Letter.

     e. The parties shall use their best efforts to enter into a formal Agreement on or before December 31, 2006. and achieve a Closing of the proposed transaction within 120 days thereafter.

     f. Pending the Closing Date, neither ATG nor Dialog will incur any indebtedness other than in the ordinary course of business, and will not commit to any material undertakings, programs or projects without the prior written consent of the other party.

     g. Pending the execution of the Agreement and the consummation of the transaction, ATG and Dialog shall each provide to the other and their representatives, full access to their books and records, including, without limitation, their books or original entry ledgers, minute books, stockholders' lists, contracts, and all other documents maintained by them in their business operations and reasonably requested in connection with their due diligence investigation.

15. Each party hereto shall indemnify and hold harmless the other party at all times after the date hereof against and in respect to any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorney's fees

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     resulting  from any  misrepresentation,  breach of covenant or warranty for non-fulfillment  of any  agreement  on the part of such  party  under  this
     Letter   or  the   final   Agreement   contemplated   hereby  or  from  any
     misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder or under the terms of the final Agreement. Subject to the terms of this Letter or the final Agreement contemplated between the parties, the defaulting party shall reimburse the other party on demand for any reasonable payments made by said party at any time after the date of this Letter or of the Final Agreement in respect to any liability or claim to which the foregoing indemnity relates, provided that such payment is made after reasonable notice to the other party to defend or satisfy the same and such party shall fail to do so.

If the foregoing accurately sets forth our understanding of the discussions and intentions of the parties, please indicate the same by dating and executing this letter where indicated below.

Very truly yours,
Advanced Technologies Group. Ltd.


By: /s/ Abel Raskas
   -------------------------------------
   Abel Raskas, President

December 3, 2006


ACCEPTED AND CONFIRMED:
Dialog International, Inc.


By /s/ Arkady Starikovsky
   -------------------------------------
Print Name:  Arkady Starikovsky
Print Title: President

December 3, 2006


ACCEPTED AND CONFIRMED BY THE UNDERSIGNED SHAREHOLDERS:


/s/ Arkady Starikovsky
----------------------------------------
Arkady Starikovsky

December 3, 2006


/s/ Genady Furman
----------------------------------------
Genady Furman

December 3, 2006

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